Exhibit 99.B(d)(10)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Colchester Global Investors Limited

Dated September 12, 2017, as amended September 20, 2018 and April 15, 2024

SEI INSTITUTIONAL INTERNATIONAL TRUST

International Fixed Income Fund
Emerging Markets Debt Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Colchester Global Investors Limited

Dated September 12, 2017, as amended September 20, 2018 and April 15, 2024

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

International Fixed Income Fund

[REDACTED]

Emerging Markets Debt Fund

[REDACTED]

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation		Colchester Global Investors Limited

By:	/s/ James Smigiel	By:	/s/ Ian Sims

Name:	James Smigiel	Name:	Ian Sims

Title:	Chief Investment Officer	Title:	Chairman

Witnessed By:

/s/ Andrew Cowley
Name: Andrew Cowley
Title: Legal Associate